UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, Miranda J. Toledano notified NexGel, Inc. (the “Company”) of her intent to resign as a member of the Company’s Board of Directors (the “Board”) effective as of March 31, 2024. Ms. Toledano is the Chairperson of the Board’s Audit Committee and a member of Nominating and Corporate Governance Committee. The Company wishes to thank Ms. Toledano for her dedicated and important service as a member of the Board. The Company intends to replace Mr. Toledano on both the Audit Committee and the Nominating and Corporate Governance Committee with other members of the Board who qualify as “independent” (as defined by the applicable rules and statues) effective April 1, 2024.

Ms. Toledano’s resignation is not as a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices. A copy of Mr. Toledano’s resignation letter dated January 9, 2024 is attached hereto as Exhibit 17.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation letter of Miranda J. Toledano dated January 9, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer